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Chico’s FAS, Inc.

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The following materials may be provided to stockholders of Chico’s FAS, Inc.:

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Second Leading Independent Proxy Advisory Firm Glass Lewis Recommends Shareholders Vote “FOR” All Four Chico’s FAS Director Nominees on WHITE Proxy Card

Glass Lewis and ISS Both Support the Company’s World-Class Director Nominees

FORT MYERS, Fla., July 13, 2016 – Chico’s FAS, Inc. (NYSE:CHS) today announced that Glass Lewis & Co. (“Glass Lewis”) recommends that shareholders vote “FOR” all four of the Company’s highly-qualified director nominees – Shelley Broader, Bonnie Brooks, Janice Fields and William “Bill” Simon – on the WHITE proxy card in connection with the Company’s 2016 Annual Meeting of Stockholders to be held on July 21, 2016.

Glass Lewis is the second leading independent proxy advisory firm to recommend “FOR” the Chico’s FAS nominees, following a recommendation issued by Institutional Shareholder Services (“ISS”) on July 8, 2016, as previously announced.

In its July 12, 2016 report, Glass Lewis identified the strength of the Chico’s FAS Board nominees and the positive change well underway at the Company, stating:1

“…we see little, if any, reason to support the Dissident’s solicitation. That’s primarily because comprehensive and positive changes are already underway at Chico's, and in our view the Dissident's director nominees have less to contribute to that progress than the board's well-qualified nominees.”

“[T]he Company appears to have now addressed, or is in the process of addressing, most of Barington's strategic, financial or governance concerns. While the Dissident has attempted to take credit for some of these enhancements, we believe the board and new management team initiated the momentum for the bulk of the more substantive measures even before Barington's campaign. At this point, the Dissident's suggestions appear to be redundant, unnecessary or irrelevant, in our view, to the current strategic priorities and operational improvements underway at Chico's.”

__________________________
1 Permission to use quotations neither sought nor obtained

“We believe the Dissident has failed to demonstrate that its nominees are more qualified or better suited than the board's nominees, or that the Dissident has a superior plan as compared to the strategic priorities identified and operational initiatives recently implemented by the Company…”

Chico’s FAS issued the following statement:

We are pleased that both Glass Lewis and ISS support the election of all four of Chico’s FAS’ highly-qualified director nominees – Shelley Broader, Bonnie Brooks, Janice Fields and Bill Simon. The recommendations from these two leading proxy advisory firms are a testament to the strength of our world-class nominees and the positive change underway at Chico’s FAS.

Chico’s FAS is an industry leader with a strong platform for growth and value creation. With a new CEO, four new focus areas, new operating improvement initiatives, new team members, new governance enhancements, and new world-class board nominees, it is clearly an exciting new era for Chico’s FAS and Chico’s FAS shareholders.  We are confident in our new leadership and new plan and in our ability to realize the full potential of Chico’s FAS for the benefit of our shareholders.

We urge shareholders to follow the Glass Lewis and ISS recommendations and support the progress we are making by voting "FOR" the Chico's FAS director nominees on the WHITE proxy card.

Chico’s FAS reminds shareholders that every vote is important, no matter how many or how few shares it represents. The Company urges all shareholders to use the WHITE proxy card to vote “FOR” the Company’s four director nominees TODAY. Shareholders who inadvertently submitted a Blue proxy have every legal right to change their vote, as only the latest-dated proxy counts.

Chico’s FAS shareholders who have questions or require assistance with voting their shares, may contact the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free at (877) 825-8971 (from the U.S. or Canada) or (412) 232-3651 (from other locations).

ABOUT CHICO'S FAS, INC.

The Company, through its brands – Chico's, White House Black Market, and Soma is a leading omni-channel specialty retailer of women's private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

As of April 30, 2016, the Company operated 1,517 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company's merchandise is also available at www.chicos.com, www.whbm.com, and www.soma.com. For more detailed information on Chico's FAS, Inc., please go to our corporate website at www.chicosfas.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained herein may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance, including but without limitation, statements regarding our plans, objectives, and future success of our store concepts, the implementation of our previously announced restructuring program, and implementation of our program to increase the sales volume and profitability of our existing brands through four previously announced focus areas. These statements may address items such as future sales, gross margin expectations, SG&A expectations, operating margin expectations, planned store openings, closings and expansions, future comparable sales, inventory levels, and future cash needs. These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as "expects," "believes," "anticipates," "plans," "estimates," "approximately," "our planning assumptions," "future outlook," and similar expressions. Except for historical information, matters discussed in such oral and written statements are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, general economic and business conditions, conditions in the specialty retail industry, the availability of quality store sites, the ability to successfully execute our business strategies, the ability to achieve the results of our restructuring program, the ability to achieve the results of our four focus areas, the integration of our new management team, and those described in Item 1A, "Risk Factors" and in the "Forward-Looking Statements" disclosure in Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our Form 10-K. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company's latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company's latest annual report to stockholders, the Company's filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company's business, results of operations and financial condition. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

ADDITIONAL INFORMATION

Chico's FAS, its directors and certain of its executive officers are participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company's 2016 Annual Meeting. The Company has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed with the SEC. Shareholders can obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies are also available at no charge at the Company's website at www.chicosfas.com, by writing to Chico's FAS at 11215 Metro Parkway, Fort Myers, FL 33966, or by calling the Company's proxy solicitor, Innisfree, toll-free at (877) 825-8971.

Contacts:

Investors:
Jennifer Powers
Vice President - Investor Relations
Chico’s FAS, Inc.
(239) 346-4199

Arthur B. Crozier / Jennifer M. Shotwell / Jonathan E. Salzberger
Innisfree M&A Incorporated
(212) 750-5833

Media:
Barrett Golden / Leigh Parrish / Joseph Sala
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449